EXHIBIT 5


                          GOODWIN, PROCTER & HOAR LLP
                              Counsellors at Law
                                Exchange Place
                       Boston, Massachusetts  02109-2881

                                                       Telephone (617) 570-1000
                                                       Telcopier (617) 523-1231


                               November 6, 1996


New Plan Realty Trust
1120 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

          Re:  $350,000,000 Aggregate Offering Price of
               Securities of New Plan Realty Trust
               ----------------------------------------

     As special Massachusetts counsel for New Plan Realty Trust (the "Trust"), we render this opinion in connection with the Trust's registration statement on Form S-3 (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to the issuance from time to time of up to $350,000,000 aggregate offering price of one or more series of (i) unsecured debt securities, which may be either senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities" and, together with the Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, par value $1.00 per share (the "Preferred Shares"), (iii) Preferred Shares represented by depositary shares (the "Depositary Shares") that are represented by Depositary Receipts (the "Depositary Receipts"), (iv) common shares of beneficial interest without par value (the "Common Shares"), (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (the "Warrants") or (vi) rights to purchase Common Shares (the "Rights"). Any Debt Securities may be convertible into Preferred Shares or Common Shares, and any Preferred Shares may be convertible into Common Shares. The Debt Securities, Preferred Shares, Depositary Shares and Depositary Receipts, Common Shares, Warrants and Rights are collectively referred to herein as the "Securities." The amount or number and specific terms of each issuance of Securities are subject to further resolutions of the Trustees of the Trust (each a "Further Trustees' Resolution") and will be described in a prospectus supplement ("Prospectus Supplement") to the Prospectus (or amendment thereto) constituting a part of the Registration Statement (the "Prospectus").

     The Senior Securities are to be issued under an indenture dated as of March 29, 1995 as the same may be supplemented or amended from time to time (the "Senior Securities Indenture") between the Trust and State Street Bank and Trust Company as successor to The First National Bank of Boston as trustee (the "Senior Securities Trustee"). The Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), in form and containing specific terms authorized by a Further Trustees' Resolution between the Trust and a trustee to be designated in a Further Trustees' Resolution (the "Subordinated Securities Trustee"). The Depositary Shares are to be issued under one or more Deposit Agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Deposit Agreement"), each to be between the Trust and the depositary identified therein (each a "Depositary"). The Warrants are to be issued under one or more Warrant Agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Warrant Agreement"), each to be between the Trust and the warrant agent identified therein (each a "Warrant Agent"). The Rights are to be issued under one or more rights agreements in form and containing specific terms authorized by a Further Trustees' Resolution (each a "Rights Agreement"), each to be between the Trust and the rights agent identified therein (each a "Rights Agent").

     In our capacity as Massachusetts counsel to the Trust, we have examined the Declaration of Trust of the Trust, as amended (the "Declaration of Trust"), the Registration Statement in the form in which you have advised us will be filed with the SEC, a certificate of the Secretary of the Trust as to resolutions adopted by the Trustees of the Trust authorizing the filing of the Registration Statement and related matters, and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are members of the Bar of the Commonwealth of Massachusetts and we express no opinion herein concerning any law other than the laws of the Commonwealth of Massachusetts. We also express no opinion on Massachusetts securities ("blue sky") or tax laws.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that:

          1. The Senior Securities Indenture has been duly authorized, executed and delivered by the Trust and constitutes the legally valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

          2. The Senior Securities have been duly authorized; and, when the amount and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when Senior Securities have been duly established pursuant to the Senior Securities Indenture, duly authenticated by the Senior Securities Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Senior Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Senior Securities will constitute legally issued and binding obligations of the Trust.

          3. The Subordinated Securities have been duly authorized; and, when the amount and specific terms thereof have been duly established in accordance with a Subordinated Securities Indenture that is in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when Subordinated Securities have been established pursuant to such Subordinated Securities Indenture, duly authenticated by the Subordinated Securities Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of such Subordinated Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Subordinated Securities will constitute legally issued and binding obligations of the Trust.

          4. The Preferred Shares have been duly authorized; and, when the number and specific terms of Preferred Shares have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and nonassessable by the Trust.

          5. The Depositary Shares have been duly authorized; and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution, and when the Depositary Receipts representing Depositary Shares have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by a Deposit Agreement that conforms to the provisions of a Further Trustees' Resolution and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be validly issued, fully paid and nonassessable by the Trust and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

          6. The Common Shares have been duly authorized; and upon issuance, delivery and payment therefor pursuant to the provisions of a Further Trustees' Resolution and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Shares that are the subject of such Further Trustees' Resolution will be validly issued, fully paid and nonassessable by the Trust.

          7. The Warrants have been duly authorized; and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution and when duly executed and delivered by the Trust and countersigned by the applicable Warrant Agent in accordance with an applicable Warrant Agreement that conforms to the provisions of a Further Trustees' Resolution and when delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Warrants will constitute legally issued, valid and binding obligations of the Trust and will entitle the holders thereof to the rights specified in the Warrant Agreement.

          8. The Rights have been duly authorized; and, when the number and specific terms thereof have been duly established in accordance with the Declaration of Trust and a Further Trustees' Resolution and when duly executed and delivered by the Trust and countersigned by the applicable Rights Agent in accordance with an applicable Rights Agreement that conforms to the provisions of a Further Trustees' Resolution and when distributed to shareholders of the Trust entitled to receive such distribution in accordance with the applicable Rights Agreement in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Rights will constitute legally issued, valid and binding obligations of the Trust and will entitle the holders thereof to the rights specified in the Rights Agreement.

     The opinions set forth above are subject to the following exceptions, limitations, qualifications and further assumptions: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law; (iii) the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Senior Securities Indenture or any similar provision to be contained in the Subordinated Securities Indenture; (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we assume that no Further Trustees' Resolution will provide for or authorize any action that contravenes or is inconsistent with either the Declaration of Trust or the laws of Massachusetts.

     To the extent that the obligations of the Trust under the Senior Securities Indenture, the Subordinated Securities Indenture, any Deposit Agreement, any Warrant Agreement or any Rights Agreement may be dependent upon such matters, we assume for purposes of this opinion that the relevant Senior Securities Trustee or Subordinated Securities Trustee ("Trustee"), Depositary, Warrant Agent or Rights Agent named in the relevant Indenture or Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the relevant Indenture or Agreement and has been duly authorized, executed and delivered by the relevant Trustee, Depositary, Warrant Agent or Rights Agent and constitutes the legally valid and binding obligation of the relevant Trustee, Depositary, Warrant Agent or Rights Agent enforceable against the relevant Trustee, Depositary, Warrant Agent or Rights Agent in accordance with its terms; and that the relevant Trustee, Depositary, Warrant Agent or Rights Agent is in compliance, generally with respect to acting under the relevant Indenture or Agreement, with all requisite organizational requirements and has full legal power and authority to perform its obligations under the relevant Indenture or Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very truly yours,


                                   /s/  Goodwin, Procter & Hoar LLP
                                   Goodwin, Procter & Hoar LLP